Kahler Realty Corporation

20 Second Avenue Southwest    P. O. Box 1028    Rochester, Minnesota 55903




                   NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                         TO BE HELD APRIL 25, 1996

To the Shareholders of
Kahler Realty Corporation

The Annual Meeting of the Shareholders of Kahler Realty Corporation will be held in the Centennial Room, Mezzanine Level, The Kahler Hotel, 20 SW Second Avenue, Rochester, Minnesota 55902 on Thursday, April 25, 1996, at 9:45 a.m. for the following purposes:

     1.   To elect two (2) directors;

     2. To vote on a proposal to designate KPMG Peat Marwick as auditors of the Company for the current fiscal year;

     3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 21,1996, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

The Company invites each shareholder to attend the meeting in person. Parking in the Kahler Ramp is free, as long as space is available, to all shareholders attending the meeting.

Regardless of the number of shares you hold, or whether or not you plan to attend in person, your kindness in promptly signing, dating, and returning the enclosed proxy in the envelope provided will be appreciated. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting. Proxies may be revoked at any time.


                                       Michael J. Quinn
                                       Senior Vice President-Secretary
Dated: March 28,1996

                         KAHLER REALTY CORPORATION

20 Second Avenue Southwest    P. O. Box 1028    Rochester, Minnesota 55903




                              PROXY STATEMENT
           ANNUAL SHAREHOLDERS' MEETING TO BE HELD April 25, 1996